UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2017

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LKQ CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-50404	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Madison Street, Suite 2800 Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (312) 621-1950
N/A
(Former name or former address, if changed since last report)

 ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e) In connection with the executive transition previously announced by LKQ Corporation (the "Company"), on May 31, 2017, the Board of Directors of the Company (a) accepted the resignation of Robert L. Wagman from his position of President and Chief Executive Officer of the Company effective as of May 31, 2017, (b) elected as of May 31, 2017 Dominick P. Zarcone as the President and Chief Executive Officer of the Company, and (c) approved the following compensation arrangements for each of Mr. Zarcone and Mr. Wagman.

Mr. Zarcone’s compensation will be adjusted as of May 31, 2017 as follows: (a) an increase of his base salary from $515,000 to $900,000; (b) a pro rata increase of his minimum, target and maximum potential annual bonus percentages for the 2017 calendar year from 35%/50%/110% to 50%/100%/150%; (c) a pro rata increase of his threshold, target and maximum potential payout percentages for his long term incentive plan awards from 36%/71%/142% to 39%/78%/156%; and (d) a supplemental grant of performance-based restricted stock units (“RSUs”) under the Company’s 1998 Equity Incentive Plan with a value of $503,000 on the grant date and otherwise on substantially the same terms as the RSUs granted to Mr. Zarcone in January 2017.

On May 31, 2017, the Company and Mr. Wagman entered into an Employee Transition Agreement (the “ETA”) pursuant to which Mr. Wagman will provide advisory services to the President and Chief Executive Officer and the Board of Directors of the Company. The ETA provides that Mr. Wagman will be paid a monthly fee of $41,667, his equity awards will continue to vest, he will be entitled to payments with respect to existing awards under our long term incentive plan (to the extent the targets are achieved), and (if he continues to provide services through the fourth anniversary of the ETA) he will receive a $500,000 additional lump sum fee at the end of that period. The effective date of the ETA was May 31, 2017, and it has a term of four years, subject to the right of either party to terminate the ETA earlier. If Mr. Wagman decides to terminate it, all payments to him would cease; if the Company decides to terminate it (other than for certain specified reasons), Mr. Wagman would be entitled to continuation of the cash fees under the ETA (monthly and lump sum) through the fourth anniversary of the ETA. Mr. Wagman is obligated under the ETA to abide by certain restrictive covenants (including a non-compete) for the term of the ETA and two years thereafter.

The information required by Items 401(b), (d), and (e) of Regulation S-K with respect to Mr. Zarcone is included in Part III, Item 10 of our Annual Report on Form 10-K filed with the SEC on February 27, 2017, and such information is incorporated herein by reference.

Copies of a memorandum describing Mr. Zarcone’s compensation changes (the “Zarcone Memo”) and the ETA are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and are incorporated herein by reference. The description of Mr. Zarcone’s compensation changes and of the ETA in this report are summaries only, do not purport to be complete, and are qualified in their entirety by the terms of the Zarcone Memo and the ETA, respectively. A copy of the press release relating to this matter is furnished as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Memorandum dated as of May 25, 2017 from Joseph M. Holsten to Dominick Zarcone.
10.2	Employee Transition Agreement dated as of May 31, 2017 between LKQ Corporation and Robert L. Wagman.
99.1	LKQ Corporation Press Release dated June 1, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: June 5, 2017

LKQ CORPORATION

By:	/s/ VICTOR M. CASINI
Victor M. Casini
Senior Vice President and General Counsel